Exhibit 5.1

August 28, 2026

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810
Fort Worth, Texas 76102

Ladies and Gentlemen:

We have acted as New York counsel to Kimbell Royalty Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the selling unitholders identified therein (the “Selling Unitholders”) from time to time pursuant to Rule 415 under the Securities Act. Such securities include 9,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) that may be sold by the Selling Unitholders, to be issued upon the exchange of an equivalent number of common units representing limited liability company interests (the “OpCo Common Units”) in Kimbell Royalty Operating, LLC, a Delaware limited liability company (the “Operating Company”), together with an equivalent number of Class B units representing limited partner interests in the Partnership (the “Class B Units”), pursuant to an Exchange Agreement, dated as of September 23, 2018 (the “Exchange Agreement”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus contained therein (the “Prospectus”) or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Common Units.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of Kimbell Royalty GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	a copy of the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware on August 26, 2026;

(d)	a copy of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 13, 2023, among the General Partner and any other Persons who are or become Partners in the Partnership or parties thereto as provided therein, as certified by the secretary of the General Partner;

(e)	a copy of a certificate from the Secretary of State of the State of Delaware, dated August 18, 2026, certifying the existence and good standing of the Partnership under the laws of the State of Delaware;

(f)	a copy of the Certificate of Formation of the General Partner, certified by the Secretary of State of the State of Delaware on August 26, 2026;

(g)	a copy of the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of February 8, 2017, as amended to date and certified by the secretary of the General Partner;

(h)	a copy of the Certificate of Formation of the Operating Company, certified by the Secretary of State of the State of Delaware on August 26, 2026;

(i)	a copy of the Third Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of September 13, 2023, as amended to date and certified by the secretary of the General Partner;

(j)	copies of (i) the Resolutions of the Board of Directors of the General Partner, and the Resolutions of the Conflicts and Compensation Committee of the Board of Directors of the General Partner, both certified by the secretary of the General Partner, and (ii) the Written Consent of the Partnership as Managing Member of the Operating Company, certified by the secretary of the General Partner; and

(k)	the Exchange Agreement.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the General Partner and Partnership and of public officials and upon statements and information furnished by officers and representatives of the General Partner and Partnership with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the General Partner and Partnership that we reviewed.

In rendering the opinion expressed below, we have also assumed, without independent investigation or verification of any kind, that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement, if required, will have been prepared and filed with the Commission; (iii) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate prospectus supplement; (iv) the certificates for the Common Units, if any, will conform to the specimen thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by the registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership, in each case in accordance with the provisions of the governing documents of the Partnership; and (v) the Common Units will be issued in accordance with the Exchange Agreement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Common Units have been duly authorized and, when the Common Units have been issued and delivered to the Selling Unitholders in accordance with the Exchange Agreement, upon the tender of the OpCo Common Units and the Class B Units, such Common Units will be validly issued under the Delaware LP Act, and purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

The opinion expressed above is limited to questions arising under the Delaware LP Act and the Delaware Limited Liability Company Act. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and the Prospectus, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Common Units pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Partnership that has passed on the validity of the Common Units offered in the Prospectus forming part of the Registration Statement appearing under the caption “Legal Matters” therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR